Exhibit 10.1

INTERNATIONAL STEM CELL CORPORATION

PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, on this 15th day of September, 2022 (the “Issuance Date”), International Stem Cell Corporation, a Delaware corporation, with offices located at 9745 Businesspark Ave, San Diego, CA (the “Borrower”), hereby unconditionally promises to pay to the order of Andrey Semechkin or his assigns (the “Noteholder”), the principal amount of two million and nine hundred thousand U.S. dollars ($2,900,000) (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (the “Note”).

WHEREAS, on March 1, 2022 the Noteholder was issued a Promissory Note in the principal amount of two million and nine hundred thousand U.S. dollars ($2,900,000) by the Borrower (the “Original Note”);

WHEREAS, Borrower and Noteholder wish to extend the Maturity Date of the Original Note by issuing this Promissory Note in exchange for the Original Note.

1. LOAN TERMS; PREPAYMENT

1.1 Total Outstanding Principal. As of the date of this Note, the total principal amount outstanding shall equal to two million and nine hundred thousand U.S. dollars ($2,900,000).

1.2 Final Payment Date. The aggregate unpaid principal amount of the Loan and all accrued and unpaid interest, together with all accrued and unpaid interest payable on the Original Note and any predecessor notes, shall be due and payable on March 15, 2023 (the “Maturity Date”).

1.3 Optional Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

2. INTEREST.

2.1 Interest Rate. The outstanding principal amount of the Loan made hereunder shall bear interest at the annual rate of four and a half percent (4.5%) from the Issuance Date of this Note until the Loan is paid in full, whether at maturity, by prepayment or otherwise.

2.2 Interest Payment Dates. Interest shall be payable on maturity, or earlier with respect to any prepayment.

2.3 Computation of Interest. All computations of interest shall be made on the basis of a year of 360 days and the actual number of days elapsed. Interest shall begin to accrue on the Loan on the Issuance Date, and shall not accrue on any portion of the Loan (including all of the Loan if so paid) for the day on which such portion of the Loan is paid in full, whether at maturity, by prepayment, or otherwise.

1

2.4 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable law, and that portion of any sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable law shall be deemed a voluntary prepayment of principal.

3. PAYMENT MECHANICS

3.1 All payments of principal and interest shall be made in lawful money of the United States of America by check or by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

4. STANDARD PROVISIONS

4.1 Governing Law. This Note and any claim, controversy, dispute or cause of action based upon, arising out of or relating to this Note, and the transactions contemplated hereby, shall be governed by the laws of the State of California.

4.2 Counterparts. This Note may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Borrower has executed this Note as of the Issuance Date written above.

BORROWER	NOTEHOLDER

International Stem Cell Corporation	Andrey Semechkin

/s/ Russell Kern	/s/ Andrey Semechkin
Signature	Signature

Russell Kern

Executive Vice President,

Chief Scientific Officer and

Principal Financial Officer

2